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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

		                    CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                July 26, 2001
                    ------------------------------------
              Date of Report (Date of Earliest Event Reported)


                  Commission file number  - 2-63322
                 -----------------------------------

                   INTERNATIONAL SHIPHOLDING CORPORATION
                  ---------------------------------------
           Exact name of registrant as specified in its charter)


	  Delaware		 		            36-2989662
    ---------------                 -----------------------------
(State or other jurisdiction of	I.R.S. Employer Identification Number)
incorporation or organization)


650 Poydras Street		New Orleans, Louisiana		         70130
------------------------------------------------------------------------------
   (Address of principal executive offices)				(Zip Code)


		         	       (504) 529-5461
------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


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Item 5.    Other Events

	On July 26, 2001, International Shipholding Corporation (the Company) issued the press release attached hereto as Exhibit 99 announcing the recognition of an Asset Impairment Loss of approximately $51.3 million, net of taxes, in accordance with FASB 121, "Accounting for the Impairment of Long-lived Assets."



Item 7.   Financial Statements and Exhibits

         (c)   Exhibit


               Regulation
               S-K Exhibit
               Number			Document
               -------			---------

                 99			Press Release dated
				  	        July 26, 2001





SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    INTERNATIONAL SHIPHOLDING CORPORATION


                 ___________________________________________
                              Gary L. Ferguson
                 Vice President and Chief Financial Officer


Date ___________________________


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FOR IMMEDIATE RELEASE								Page 1 of 3
July 26, 2001


                    INTERNATIONAL SHIPHOLDING CORPORATION
                       REPORTS SECOND QUARTER RESULTS


	New Orleans, Louisiana - International Shipholding Corporation today reported results for the six months and quarter ended June 30, 2001 and announced that its Board of Directors has adopted a plan to separate its LASH (Lighter Aboard SHip) service, its Cape-size Bulk Carrier and certain special purpose barges from the balance of its operations.

Net loss for the second quarter was $57.4 million after recognition of an asset impairment loss of approximately $51.3 million, net of taxes, in accordance with FASB 121, "Accounting for the Impairment of Long-lived Assets", reflecting a non-cash charge to write-down the aforementioned assets to estimated market value. For accounting purposes, these assets have been reclassified in the Company's balance sheet as "Assets Held-for-Disposal".

	The "Assets Held-for-Disposal" include those used in the operation of a U.S. flag LASH service between the U.S. Gulf and Atlantic coasts and the Middle East, East Africa, the Indian sub-continent and Southeast Asia operated under the name "Waterman" and an international flag Trans-Atlantic LASH service operated under the name "Forest Lines" and associated ancillary assets. Additionally, the Company will dispose of its Cape-size Bulk Carrier and certain special purpose barges no longer required for current operations. The LASH services will continue to operate as separate units under the current management while strategic transitional alternatives of the services are considered and dispositions of the assets are evaluated. During the first six months of 2001, these operations accounted for approximately 50% of total revenues while at the same time contributing a negative $9.4 million against gross voyage profits and accounting for approximately 50% of the Company's administrative and general expenses.

	The Company has retained an investment banker to assist in its efforts regarding the impairment review and the disposition of these assets. In the meantime, a staff reduction was effected early in the third quarter in anticipation of the pending transition.

	The second quarter results were also negatively impacted by the LASH services as a result of schedule disruptions caused by unplanned shipyard work on two Waterman LASH vessels as previously reported. Waterman's LASH service schedules are expected to be restored to normal in the second half 2001 and having taken the aforementioned impairment loss charge are expected to produce positive results.

	In early July, 2001, the Company refinanced two of its recently acquired car/truck carriers by means of sales and leases-back to the Company. These transactions reduced bank debt by approximately $68 million and increased liquidity by about $30 million. As part of our on-going fleet renewal program, we also plan to sell our 1987-built car carrier and invest the proceeds in a newer 1998-built, more sophisticated car/truck carrier linked with a long-term charter. Also, since we have only minimum debt applicable to the "Assets Held-for-Disposal", as they are disposed of, our liquidity will be further enhanced and these funds will be used to reduce other debt or provide funds for new investments.

	The Company also announced that dividends will be suspended.


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July 26, 2001									Page 2 of 3
International Shipholding Corporation
Reports Second Quarter Results



Unaudited results for the periods indicated along with prior year results are (in thousands except share and per share data):

				         Three Months Ended         Six Months Ended
     				        June 30,    June 30,     June 30,    June 30,
				         2001         2000         2001        2000
			           ----------   ----------    ----------   ----------
Revenues                      $ 72,686     $ 85,265      $149,804     $170,614
Subsidy Revenue                  3,643        3,672         6,924        7,347
                             ----------   ----------    ----------   ----------
                                76,329       88,937       156,728      177,961
                             ----------   ----------    ----------   ----------
Operating Expenses:
  Voyage Expenses               62,486       65,797       125,940      135,704
  Vessel and Barge Depreciation  9,122        9,841        18,428       19,783
  Impairment Loss on Assets
   Held-for-Disposal            78,928            -        78,928            -
  Impairment Loss                    -            -         2,355            -
                             ----------   ----------    ----------   ----------
Gross Voyage (Loss) Profit     (74,207)      13,299       (68,923)      22,474
                             ----------   ----------    ----------   ----------
Administrative and General
  Expenses                       6,149        5,862        12,144       11,568
(Loss) Gain on Sale of Vessel   (1,065)       5,063        (2,335)       5,063
Gain on Sale of Other Assets         -            -         1,204            -
                             ----------   ----------    ----------   ----------
  Operating (Loss) Income      (81,421)      12,500       (82,198)      15,969
                             ----------   ----------    ----------   ----------
Interest:
  Interest Expense               7,270        8,346        15,104       16,870
  Investment Income               (246)        (459)         (574)        (718)
                             ----------   ----------    ----------   ----------
                                 7,024        7,887        14,530       16,152
                             ----------   ----------    ----------   ----------
(Loss) Income Before Benefit
 (Provision) for Income Taxes
  and Equity in Net Income Of
  Unconsolidated Entities      (88,445)       4,613       (96,728)        (183)
                             ----------   ----------    ----------   ----------
Benefit (Provision) for
 Income Taxes                   30,829       (1,730)       33,613         (188)
                             ----------   ----------    ----------   ----------
Equity in Net Income of
 Unconsolidated Entities
 (Net of Applicable Taxes)         217           59           363           14
                             ----------   ----------    ----------   ----------
Net (Loss) Income            $ (57,399)    $  2,942     $ (62,752)    $   (357)
                             ==========   ==========    ==========   ==========

Basic and Diluted Earnings Per Share:
  Net (Loss) Income           $  (9.44)    $   0.48     $  (10.32)   $   (0.06)
                             ==========   ==========    ==========   ==========

Weighted Average Shares of
  Common Stock Outstanding    6,082,887    6,082,887     6,082,887    6,083,021

Earnings Before Interest, Taxes,
 Depreciation (including impairment
 losses), and Amortization (EBITDA)
  (Includes Gains/Losses on
   Sales of Assets)            $12,410      $28,681       $29,067      $48,509


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July 26, 2001								       Page 3 of 3
International Shipholding Corporation
Reports Second Quarter Results


Certain statements made in this release on behalf of the Company that are not based on historical facts are intended to be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about future events and are therefore subject to risks and uncertainties. The Company cautions readers that certain important factors have affected and may affect in the future the Company's actual consolidated results of operations and may cause future results to differ materially from those expressed in or implied by any forward-looking statements made in this release on behalf of the Company. A description of certain of these important factors is contained in the Company's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2000.



	The common Stock in International Shipholding Corporation is traded on the New York Stock Exchange with the symbol ISH.



                                                ####

Contacts:
Niels W. Johnsen, Chairman		(212) 943-4141
Erik F. Johnsen, President		(504) 529-5461
